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                                                                     EXHIBIT 7.1


                             Joint Filing Agreement


         In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of OZ.COM, a California corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 22nd day of November, 2000.


                                        Microcell Telecommunications Inc.



                                        By: /s/ ANDRE TREMBLAY
                                            ------------------------------------
                                            Name: Andre Tremblay
                                            Title: President and Chief
                                                   Executive Officer

                                        Microcell Capital II Inc.



                                        By: /s/ ANDRE TREMBLAY
                                            ------------------------------------
                                            Name: Andre Tremblay
                                            Title: President